Exhibit 10.1

SECURITY AGREEMENT

AMENDMENT 1

This Amendment (the "Amendment”) is to amend the Schedule A Security Agreement dated December 10, 2012, (the “Agreement”) by and between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and ECPC Capital II, LLC (the “Lender”) (each a, “Party” both are, “Parties”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, on December 10, 2012, the Company entered into a Security Agreement with the Lender in which the Lender may invest capital in the Company of up to One Million Dollars ($1,000,000) in the form of secured convertible debt;

WHEREAS, the Parties desire to amend the Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Lender to the Company, Schedule A to the Agreement is withdrawn and the attached Schedule A shall be in lieu of and substituted therefor and describe the collateral for the Note.

All other terms and conditions of the Agreement remain unchanged.

{Signature Page to Follow}

IN WITNESS WHEREOF, this Amendment was executed this 29th day of January, 2013, but shall be effective for all purposes as of December 10, 2012, as of the date first set forth above.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:
David M. Morse
CEO

Date: January 29, 2013

Lender:

ECPC Capital II, LLC

By:
Alfred G. Allen, III, Manager

Date: January 29, 2013

SCHEDULE A

Registered US Patent Number: 8102256

Apparatus and method for determining location and tracking coordinates of a tracking device

Abstract

An apparatus to monitor location coordinates of an electronic tracking device. The apparatus includes a transceiver, a signal processor, an accelerometer, and an antenna. The antenna communicates signal strength to the signal processor associated with the electronic tracking device. In response to signal strength, a battery power monitor controls battery usage by electronic circuitry associated with the electronic tracking device. An accelerometer provides a supplemental location tracking system to improve tracking accuracy of a primary location tracking system of the electronic tracking device.

Registered US Patent Number: 6879244

Call receiving system apparatus and method having a dedicated switch

Abstract

A system and method for a call receiving pager apparatus, system and method utilizing a dedicated switch for providing proprietary access, billing functions and other enhanced features is described. The system utilizes a subscriber apparatus having pager or radiotelephone functions whereby a caller may call the apparatus and gain direct two-way communication with the subscriber. The caller is billed for the communication. A call receiving pager apparatus, system and method wherein a subscriber can initiate an outgoing connection to at least one predetermined telephone number in order to send a pre-recorded voice or data message is also provided. The subscriber is unable to initiate any real time two-way communication with the outgoing connection.

Registered US Patent Number: 7218242

Communication system and method including communication channel mobility

Abstract

A system and method for a communication apparatus to provide advanced features such as communication channel mobility, billing options for communication charges (for instance reverse billing), and definable accessibility controls. A subscriber apparatus (for instance a wireless communication apparatus) includes pager (such as a page phone) or radiotelephone functions. A caller calls the subscriber apparatus. The caller gains two-way communication with the subscriber apparatus. The subscriber apparatus may include a radio frequency power level monitor to control movement of a communication channel of the subscriber apparatus from a first communication system (for instance a regular cellular system) to a second communication system (for instance a local loop). The billing options include reversing communication charges (for instance from a subscriber to a calling party), listening to advertisements to reduce communication charges, or splitting communication charges (for instance between a subscriber and a calling party).